UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2016 (May 5, 2016)

Tallgrass Energy GP, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
On May 5, 2016, W. Curtis Koutelas was elected as an independent director of TEGP Management, LLC, the general partner (the "General Partner") of Tallgrass Energy GP, LP (the "Company"). Mr. Koutelas’ term as a director will begin on May 11, 2016. Mr. Koutelas will also serve as a member of the Audit Committee of the General Partner.
Mr. Koutelas founded Arrowhead Contracting Inc. in 1990 and has served as its President for the past 26 years. Arrowhead provides general construction, remedial construction, environmental engineering, facility operations and maintenance and homeland security services to a broad base of federal agencies and large-business prime contractors, and is not an affiliate of the Company or the General Partner. In addition to his work with Arrowhead, Mr. Koutelas is dedicated to serving the Kansas City area by participating in volunteer and outreach programs benefiting small businesses, and providing financial assistance to disadvantaged young men and women attending Rockhurst High School and Rockhurst College. Mr. Koutelas holds a Bachelor of Science degree in Construction Management from Pittsburg State University.
Mr. Koutelas was not elected pursuant to any arrangement or understanding with the Company or any affiliate of the Company. Mr. Koutelas has not engaged in any transactions with related persons of the Company as described in Item 404(a) of Regulation S-K of the Securities Act of 1933.
Mr. Koutelas will receive compensation for his service as a director of the General Partner in accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 17, 2016. On May 5, 2016, the Board approved the grant, effective May 11, 2016, to Mr. Koutelas of 10,000 unvested equity participation shares (the "EPSs") of which (i) 1/3 vest on the later to occur of the first date on which the Company has paid a regular quarterly distribution of at least $0.35 on each outstanding Class A share for any full quarter ending on or after May 11, 2016 (the "Distribution Achievement Date") or May 1, 2017, (ii) 1/3 vest on the later to occur of the Distribution Achievement Date or May 1, 2018 and (iii) 1/3 vest on the later to occur of the Distribution Achievement Date or May 1, 2019. If the Distribution Achievement Date has not occurred by May 12, 2020, the EPSs will expire and terminate and no vesting will occur.

Item 7.01.	Regulation FD Disclosure.
On May 9, 2016, the Company issued a press release with respect to the matter described above, a copy of which is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
On May 9, 2016, Tallgrass Energy Partners, LP ("TEP") and the Company issued a joint press release announcing that a wholly owned subsidiary of TEP has closed on the purchase of a 25% membership interest in Rockies Express Pipeline LLC from a unit of Sempra U.S. Gas and Power. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
The information in this Item 7.01 of Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Tallgrass Energy GP, LP, dated May 9, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K).

99.2	Joint press release issued by Tallgrass Energy Partners, LP and Tallgrass Energy GP, LP, dated May 9, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

		By:	TEGP Management, LLC
its general partner

Date:	May 9, 2016	By:	/s/ Gary J. Brauchle
Gary J. Brauchle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release issued by Tallgrass Energy GP, LP, dated May 9, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K).

99.2	Joint press release issued by Tallgrass Energy Partners, LP and Tallgrass Energy GP, LP, dated May 9, 2016. (Furnished solely for purposes of Item 7.01 of this Form 8-K).